Exhibit 10.1

GENERAL AGREEMENT No. 09969-НР

on General Conditions of Factoring Services under “Liquidity” Program

Moscow	November 5, 2014

Open Joint-Stock Company “Bank Otkritie Financial Corporation”, hereinafter referred to as the “Financial Agent”, represented by the Deputy Director of the Factoring Transactions Department, Smirnova Zoya Vladimirovna, acting by power of attorney No. 01/338 issued as of July 22, 2014, on the one part, and TOT MONEY Limited Liability Company, hereinafter referred to as the “Customer”, represented by the General Director, Sbitneva Elena Igorevna, acting on the basis of the Articles of Association, on the other part, hereinafter collectively referred to as the “Parties”, and individually – the “Party”, have entered into this General Contract (hereinafter – the “Agreement”) as follows:

1. DEFINITIONS

Unless otherwise provided by the context, the following definitions are applied:

1.1. Administrative Control and Receivables Accounting (hereinafter - ACRA) – services which are rendered by the Financial Agent to the Customer under this Contract with respect to accounting of currently assigned Monetary Claims and control over timely performance of obligations by the Debtors.

1.2. Debtor – is a legal entity or individual entrepreneur which has obligations in connection with the Monetary Claim.

1.3. Monetary Claim – a right of claim, expressed in the currency of the Russian Federation, for the Debtor for performance of its obligations on payment for the Supply under the Contract.

1.4. Second Payment – is one or several transfers of money to the Customer to be made as Funding for assigned Monetary Claim, which shall be indicated in the Register at least on the second business day after performance by the Debtor and/or third parties of obligations on the Monetary Claim. The procedure for making Second Payment and Second Payment amount are specified in Article 3 hereof.

1.5. Commission Fee – is a monetary amount that shall be paid by the Customer to the Financial Agent in consideration for services rendered by the Financial Agent under the Agreement.

1.6. Contract — sale and purchase contract or supply contract, contract on work performance or services rendering with deferred payment which is concluded by the Customer and Debtor.

1.7. Funding Ratio – is a numerical coefficient, specified by the Financial Agent, which is expressed as a percentage and multiplied by the Monetary Claim amount for determination of the First Payment amount. Funding Ratio is separately determined by each Debtor.

1.8. Debtor’s Funding Limit – is a maximum aggregate sum of assigned Monetary Claims to the respective Debtor at which no monetary funds were received from the Debtor/Customer/third parties for full repayment of the Monetary Claim, as of each certain date within the term of this Agreement (at that the Clear Balance of the Debtor’s Funding Limit is a difference between the Debtor’s Funding Limit and sum of all paid assigned Monetary Claims to the respective Debtor, at which no monetary funds were received from the Debtor/Customer/third parties for full repayment of debts).

1.9. Customer’s Funding Limit – is a maximum aggregate sum of all First Payments made on assigned Monetary Claims to all Debtors, at which no monetary funds were received from the Debtor/Customer/third parties for full redemption of the First Payment, as of each certain date within the term of this Agreement (at that the Clear Balance of the Customer’s Funding Limit is a difference between the Customer’s Funding Limit and sum of all First Payments made on assigned Monetary Claims to all Debtors, at which no monetary funds were received from the Debtor/Customer/third parties for full redemption of the First Payment).

1.10. Supply – is shipment of a batch of goods by the Customer to the Debtor, performance of a certain work stage or rendering certain services under the Contract.

1.11. Primary Documents – are documents which confirm the validity of the Monetary Claim. The list of the Primary Documents is provided in Appendix No. 3 to this Agreement.

1.12. Waiting Period – a period of time, specified herein, after which the Customer shall perform the Debtor’s obligation in accordance with cl. 6.1.1. hereof; such period of time is individually determined by each Debtor. The duration of a Waiting Period specified by each Debtor and its changes shall be notified by the Financial Agent to the Customer via email or by fax within three business days from the date of such determination and/or change.

1.13. First Payment – is one or several transfers of money to the Customer to be made as Funding for assigned Monetary Claim, which shall be indicated in the Register before or as of the date of expiration of payment deferral under the Contract.

1.14. Recourse means performance of the Monetary Claim by the Customer for the Debtor and respective reassignment of the Monetary Claim to the Customer in accordance with the procedure and upon conditions specified in cl. 6.1.1. and cl. 7.3. hereof.

1.15. Register of Monetary Claims which are Assigned to the Financial Agent (hereinafter – the “Register”) – a list indicating characteristics (identification) of the Debtor, Contract, Monetary Claims which were assigned by the Customer to the Financial Agent; such list is executed by form indicated in Appendix No. 2 hereto.

Financial Agent	Customer

1.16. “Liquidity” Program – services rendered by the Financial Agent to the Customer as payment of a part of Funding (First Payment) as of the date of expiration of the deferred payment under the Contract regardless of the fact of performance of its obligations under the assigned Monetary Claim by the Debtor to the Financial Agent.

1.17. “Finance” Program – services rendered by the Financial Agent to the Customer as payment of a part of Funding (First Payment) prior to the date of expiration of the deferred payment under the Contract, in accordance with the procedure specified in the Additional Agreement on “Finance” Program.

1.18. Factoring Services - a complex of services which are rendered by the Financial Agent to the Customer under this Agreement.

1.19. Factoring Account – an account which reflects transactions on withdrawal (fulfillment) and redemption of rights of claims hereunder.

1.20. Funding – transfer of monetary funds to the Customer, in consideration for the Monetary Claims which was assigned by the Customer to the Financial Agent, in the form of the First Payment and/or Second Payment upon conditions of this Agreement or additional agreements hereto.

2. SUBJECT OF THE AGREEMENT

2.1. The subject of the Agreement is Factoring Services, according to which:

-	the Customer irrevocably and unconditionally assigns the Monetary Claims to the Financial Agent;
-	the Financial Agent hereby undertakes to provide Funding to the Customer in accordance with the procedure and upon conditions specified in the Agreement and Additional Agreements;
-	the Financial Agent shall provide Administrative Control and Receivables Accounting;

2.2. Upon assignment of the Monetary Claim by the Customer to the Financial Agent under the Agreement all other rights of claim of the Customer arising under the Contract with the Debtor, particularly, rights to security which was provided by the Debtor to the Customer for ensuring the performance of the Debtor’s obligations under the Contract, and beneficiary’s rights on all insurance claims, on assigned rights of claims and supplied goods (rendered services, performed work), as well as other rights associated with claims, including the right to unpaid interests and penalties, with assigned Monetary Claims shall be transferred to the Financial Agent.

2.3. The Customer shall notify the Debtor in writing on assignment of the Monetary Claims to the Financial Agent on Supplies through sending a notice to the Debtor which shall be executed by form indicated in Appendix No. 1А to the Agreement.

The Financial Agent is entitled to independently notify the Debtor on assignment of the Monetary Claim to the Financial Agent through sending a notice to the Debtor which shall be executed by form indicated in Appendix No. 1Б to the Agreement; such Notice by form of Appendix No. 1Б shall be signed by the Customer and sent to the Financial Agent at its request. If the Debtor is notified by the Financial Agent, the Customer’s obligation on notification of the Debtor is deemed to be properly performed from the date of transfer of the Notice to the Financial Agent which is executed by form of Appendix No. 1Б and signed by the Customer.

2.4. The Customer’s rights of claims to the Financial Agent under the Contract may be assigned upon the Financial Agent’s written consent.

2.5. The Customer’s Funding Limit under this Agreement is established in the amount of 200,000,000 (two hundred million) rub.

2.6. The Financial Agent is entitled, without agreement with the Customer, to make further assignment of the Monetary Claim to third parties, having informed the Customer thereon in writing.

3. THE PROCEDURE FOR ASSIGNMENT AND FUNDING OF MONETARY CLAIMS

3.1. Assignment by the Customer of each Monetary Claim shall be entered into the Register by form indicated in Appendix No. 2 to the Agreement.

3.2. The Register in 2 counterparts, signed by the Customer, shall be submitted to the Financial Agent with Primary Documents specified in Appendix No. 3 to the Agreement.

3.3. Primary Documents, which are not specified in the Register, shall be submitted to the Financial Agent under a bilateral certificate of delivery and acceptance of documents.

3.4. Notice on assignment of the Monetary Claim, signed by the Customer and Debtor, shall be submitted by the Customer in 3 original counterparts which are executed by form indicated in Appendix No. 1А hereto. The Financial Agent shall sign all counterparts of the notice on assignment and keeps one counterpart for itself, and two counterparts of the notice on assignment with the mark made by the Financial Agent shall be submitted to the Customer, and one of such counterparts shall be submitted by the Customer to the Debtor.

3.5. The date of assignment of Monetary Claims, entered into the Register, is the date of signing of the Register by the Financial Agent.

3.6. After the Register is signed by the Financial Agent, one counterpart of the Register shall be returned to the Customer.

3.7. The Financial Agent is entitled to accept existing Monetary Claims from the Customer simultaneously with making assignment of such claims in accordance with cl. 3.5. hereof.

3.8. Future Monetary Claims, to be assigned by the Customer to the Financial Agent, shall be transferred to the Financial Agent as of the date of arising of the right to receipt of monetary funds from the Debtor, unless otherwise prescribed by agreement of the Parties.

Financial Agent	Customer

3.9. The Funding amount shall be equal to the Monetary Claim amount by which Funding is provided, deducted by amounts specified in cl.3.17. hereof.

3.10. Funding shall be provided to the Customer through transfer of amount or First Payment, or First and Second Payment, or Second Payment, or Second Payment only to the Customer’s settlement account in accordance with the procedure prescribed by the Agreement and additional agreements.

3.11. First Payment on the Monetary Claim shall be made by the Financial Agent as of the date (if the date falls on a non-business day, then payment shall be made on the next business day) of expiration of the deferred payment under the Contract, if no monetary funds were received from the Debtor in consideration for payment of assigned Monetary Claims, upon fulfillment by the Customer of the following conditions:

- the Customer sends the Notice on Assignment of the Monetary Claim by form indicated in Appendix No. 1А to the Agreement with the mark made by the Debtor on notification or by form indicated in Appendix No.1Б to the Agreement (if the Financial Agent requests a notice which is executed by form indicated in Appendix No. 1Б hereto);

- All Primary Documents are submitted in accordance with Appendix No. 3 hereto and admitted by the Financial Agent to be properly executed;

- there is a clear balance of the Customer’s Funding Limit and respective Debtor’s Funding Limit as of the date of First Payment;

- the Debtor failed to redeem the Monetary Claim to the Customer, which was assigned to the Financial Agent.

3.12. An amount of First Payment is determined as the Monetary Claim amount multiplied by Funding Ratio.

3.13. If as of the date of making First Payment a clear balance on the Customer’s Funding Limit and/or Debtor’s Funding Limit is less than First Payment amount, then a part of First Payment which is equal to the least of clear balances on the Customer’s Funding Limit and Debtor’s Funding Limit shall be paid as of the date specified in cl. 3.11 hereof. The remaining part of First Payment shall be paid in one or several amounts according to clear balance on the respective limit, provided that the Debtor failed to redeem the respective Monetary Claim to the Customer.

3.14. The Financial Agent specifies the Waiting Period, Debtor’s Funding Limit and Funding Ratio on Monetary Claims to such Debtor on the basis of examination of documents indicated in Appendix No. 3 hereto, which were submitted by the Customer, and other information which is known to the Financial Agent.

3.15. If the Debtor’s Funding Limit is not provided for any Debtor, it is deemed to be equal to zero. The Debtor’s Funding Limit and Funding Ratio to such Debtor and their changes shall be notified by the Financial Agent to the Customer via email or fax within three business days from the date of determination and/or amendment of the specified parameters.

3.16. Second Payment shall be made to the Customer prior to second business day from the date of receipt of monetary funds by the Financial Agent from the Debtor/third parties in consideration for payment of a certain assigned Monetary Claim. The Second Payment amount shall be determined depending on the procedure for making First Payment on the assigned Monetary Claim:

3.16.1. If First Payment is made on the assigned Monetary Claim, the Second Payment amount is determined as a difference between monetary funds transferred by the Debtor/third parties in consideration for payment of a certain Monetary Claim and First Payment which was made and associated with such Monetary Claim, and amount which is deducted from First Payment in accordance with cl. 3.17. of the Agreement (if applicable), provided that it must be a positive difference.

3.16.2. If First Payment is not made, the Second Payment amount is determined as a sum of monetary funds transferred by the Debtor/third parties for payment of a certain assigned Monetary Claim.

3.17. The amount of First Payment and/or Second Payment, calculated in accordance with cl. 3.11. and 3.16. hereof, may be reduced by the Financial Agent by Commission Fee amounts, determined in accordance with Article 4 hereof, as well as by penalties and fines.

4. COMMISSION FEE

4.1. In consideration for services hereunder the Customer pays a Commission Fee to the Financial Agent in accordance with the tariff plan provided in Appendix No. 4 hereto.

4.2. The Financial Agent is entitled to unilaterally amend the Commission Fee, having notified the Customer thereon. At that, new rates of the Commission Fee prescribed by the Financial Agent shall be introduced:

- on assigned Monetary Claims, on which Funding (a part of Funding) has been provided, but which are not fully paid by the Debtor/third parties/Customer – in five calendar days from the date of receipt by the Customer of the abovementioned notice from the Financial Agent, which shall be sent via email to the address indicated herein;

- on Monetary Claims, which have not been assigned yet or Funding (a part of Funding) has not been provided yet – from the date following the date of receipt by the Customer of the abovementioned notice from the Financial Agent, which shall be sent via email to the address indicated herein.

Notice, mentioned in this clause, shall be sent via email with the further (at least on the next business day) sending of written notice by registered mail at the Customer’s address specified in this Agreement. The date of receipt of the notice is deemed to be the date of its sending via email. At that sending of the notice to the details and addresses indicated in this Agreement is deemed to be a proper notification of the Customer.

Financial Agent	Customer

4.3. The Customer hereby consents to deduction by the Financial Agent of the Commission Fee, penalties and fines from First and/or Second Payments.

4.4. If monetary funds received from the Debtor, Customer and/or third parties as performance of their obligations on the assigned Monetary Claim are not sufficient for redemption of all obligations to the Financial Agent, the following priority for redemption of obligations is prescribed:

- the Financial Agent’s expenses for ensuring the performance of this Agreement;

- Commission Fees for funding, inclusive of VAT;

- debts on the assigned Monetary Claim;

- Commission Fee for factoring services, inclusive of VAT and Fixed Charge for documents processing, inclusive of VAT;

- penalties and fines under this Agreement.

The specified payment priority may be applied by the Financial Agent regardless of definitions specifying the designation of payments in payment documents of the Debtor, Customer and/or third parties (except for the payment priority prescribed for fixed charge for documents processing, inclusive of VAT, Commission Fee for factoring services, penalties and fines). The Financial Agent is entitled to unilaterally amend the priority of payments made by the Debtor, Customer and/or third parties for redemption of debts hereunder (except for the payment priority prescribed for fixed charge for documents processing, inclusive of VAT, Commission Fee for factoring services, penalties and fines), as well as to independently determine the priority of payments of debts under this Agreement through debiting of monetary funds, made in accordance with this Agreement (except for the payment priority prescribed for fixed charge for documents processing, inclusive of VAT, Commission Fee for factoring services, penalties and fines).

4.5. If the Financial Agent failed to deduct the Commission Fee, penalties and fines from First and/or Second Payments in accordance with the procedure specified in cl. 3.17. hereof, or amount of First and/or Second Payments is not sufficient for deduction of the accrued Commission Fee, penalties and fines, the Financial Agent issues an invoice for the Commission Fee, penalties and fines, to the Customer within five business days following the first day of the calendar month in which the Customer should have been paid the Commission Fee, and the Customer shall pay the Commission Fee, penalties and fines to the Financial Agent within three business days from the date of issue of invoice.

5. RIGHTS AND OBLIGATIONS OF THE FINANCIAL AGENT

5.1. The Financial Agent is obliged:

5.1.1 to provide Factoring Services to the Customer under this Agreement and additional agreements hereto.

5.1.2 to make accounting of Monetary Claims which are assigned to the Financial Agent and to provide the Customer with the information:

- on receivables;

- on accrued Commission Fee, penalties and fines;

- on provision of Funding on Monetary Claims to the Customer;

- on monetary funds transferred by the Debtor to the Factoring Account on assigned Monetary Claims and transferred to the Customer by the Financial Agent.

5.1.3 to provide the Customer with reconciliation reports per month to be signed; such report shall specify that the Financial Agent has provided services to the Customer under the Agreement (by types of factoring transactions). Reconciliation report signed by the Customer shall be signed by the Financial Agent and submitted to the Customer.

5.2. The Financial Agent is entitled:

5.2.1 to inform the Debtors on the necessity to pay assigned Monetary Claims when due.

5.2.2 not to accept Monetary Claims for assignment, if the term of payment for Monetary Claims by the Debtor under the Contract concurs with or falls earlier than the date of receipt of all Primary Documents on the respective supply from the Customer.

5.2.3 In any of the following events, the Financial Agent is entitled, at its discretion: not to accept Monetary Claims assigned by the Customer and/or not to provide Funding to the Customer on any Monetary Claim and/or request the Customer to immediately return all amounts that were transferred to the Customer under the Agreement, particularly, First Payments on Monetary Claims which were not transferred to by the Debtor to the Factoring Account, and amounts of the accrued Commission Fee, through sending a written notice on claiming of the indicated amounts to the Customer, as well as unilaterally, in extrajudicial procedure, to refuse to provide Funding for Monetary Claims or to terminate the Agreement in the following cases:

5.2.3.1. proceedings on involuntary liquidation or insolvency (bankruptcy) of the Customer are being conducted;

5.2.3.2. the Customer’s property is arrested, all or some assets of the Customer are forfeited;

5.2.3.3. resolution is made on the Customer’s liquidation or reorganization;

5.2.3.4. any state body of the Russian Federation prevents the performance by the Customer of its obligations under this Agreement or under any other Agreement, which was concluded with the Financial Agent, as well as in cases when such performance is admitted to be illegal according to the laws of the Russian Federation;

5.2.3.5. the Customer failed to notify the Financial Agent on the fact of its affiliation to the Debtor, provided for Factoring Services under the Agreement;

Financial Agent	Customer

5.2.3.6. the Financial Agent detects at least one case of assignment by the Customer of an invalid or non-existing Monetary Claim;

5.2.3.7. the Financial Agent detects at least one case of performance by the Customer of actions which are aimed at the termination of Monetary Claims, assigned to the Financial Agent, by other method than their proper redemption to the Financial Agent (conclusion of contracts on set-off, novation, compensation with the Debtor, sending letters on payment to the Debtor at the Customer’s address by details which are different from the Factoring Account, etc.);

5.2.3.8. deterioration or possibility of deterioration in the Customer’s financial condition, particularly, unprofitable activity of the Customer, which was not prescribed by the business plan and which led to significant (25 (twenty five) percent or more) reduction of its net assets comparing to their maximum level reached in the previous financial year;

5.2.3.9. existence of active records of the Customer on its unpaid settlement documents with respect to the Customer’s bank accounts which are opened with the Financial Agent and/or other designated banks, existence of overdue debts of the Customer to the federal budget, budgets of the constituent entities of the Russian Federation, local budgets and non-budgetary funds, overdue debts to employees with respect to salaries;

5.2.3.10. the Customer makes amendments to the Contract on payment for goods (work, services) without agreement with the Financial Agent;

5.2.3.11. the Contracts provide conditions on payment for goods (work, services) by the Debtor in cash or by non-monetary funds, or Monetary Claims to the Debtor arise from contracts concluded by the commission agent on the principal’s instruction;

5.2.3.12. any debt of the Customer hereunder is not timely paid and is (or may be declared) subject to acceleration;

5.2.3.13. the Customer makes any other violation of its obligations hereunder, or the Customer violates its other obligations to the Financial Agent on other transactions or contracts;

5.2.3.14. the Customer’s legal status is changed, particularly, its organizational legal form and/or termination of the Customer’s right to perform activities, including, but limited to, the right to activities which require prolonged valid license and/or other certificates issued by the competent bodies and/or consents (expert opinion) of third parties.

5.2.4         In any of the following events the Financial Agent is entitled to request the Customer to immediately return First Payments on Monetary Claims, which were not paid by the Debtor on the Factoring Account, and to pay the accrued Commission Fee, through sending a written notice to the Customer on claiming of the specified amounts, if the following events occur to respective Monetary Claims:

5.2.4.1. the Customer’s and Debtor’s counter claims are offset, the Debtor is provided with discounts, bonuses and other reductions of its debts, with respect to Monetary Claims which were assigned by the Customer to the Financial Agent;

5.2.4.2. The Debtor challenges the existence or validity of a Monetary Claim. Challenging by the Debtor of the existence or validity of a Monetary Claim means receipt by the Financial Agent of notice (in any form) from the Debtor on its objections or on full or partial termination of the Debtor’s obligations on the assigned Monetary Claim;

5.2.4.3. proceedings on involuntary liquidation or insolvency (bankruptcy) of one of the Debtors are being conducted;

5.2.4.4. one of the Debtors makes decision on its liquidation or reorganization.

5.2.5         to debit amounts of unperformed obligations of the Customer from the Customer’s settlement accounts in rubles/foreign country which are opened with OJSC “Bank Otkritie Financial Corporation” or with other lending institutions, on the basis of settlement documents of the Financial Agent, in the event that the Customer failed to perform its obligations in accordance with cl.5.2.3., 5.2.4. hereof on term specified in cl.

6.1.13. For the purposes of proper performance by the Customer of obligations hereunder, as well as upon non-performance or improper performance of such obligations, the Customer provides the Financial Agent with powers (pre-authorization), and the Financial Agent is entitled to debit any settlement account of the Customer, opened with the Financial Agent or other lending institutions, with monetary funds (particularly, according to their receipt) in consideration for redemption of the Customer’s debts on any monetary obligations of the latter to the Financial Agent, particularly, for repayment of debts on assigned Monetary Claims, Commission Fee, banking and other charges and/or penalties (fines) under this Agreement.

The Customer hereby instructs the Financial Agent to independently convert the debited monetary funds from the Customer’s settlement accounts in foreign currency into currency of the obligation to be paid, at that the foreign exchange rate to the Russian ruble shall be established on the basis of the rate determined by the Bank of Russia as of the day following the debiting date reduced by 1 percent.

Monetary funds may be debited by the Financial Agent from the Customer’s settlement accounts opened with the Financial Agent on the basis of this Agreement and Bank Account Agreement / Additional Agreement to the Bank Account Agreement, specifying the Financial Agent’s right to debit monetary funds.

Financial Agent	Customer

Monetary funds may be debited by the Financial Agent from the Customer’s settlement accounts opened with other lending institutions on the basis of this Agreement and Additional Agreement to the Bank Account Agreement concluded between the Customer and its designated bank, containing the provision on debiting of monetary funds as well as information on the Financial Agent (recipient of funds) to be entitled to make payment claims for debiting of monetary funds (pre-authorization) in consideration for redemption of debts on assigned Monetary Claims, Commission Fee, banking and other charges and/or penalties (fines), as well as on this Agreement (date, number and respective clause of the Agreement specifying the Financial Agent’s right to debit monetary funds). Within 10 (ten) calendar days from the date of receipt of the respective request from the Financial Agent, the Customer shall conclude and submit respective additional agreements to all settlement account agreements in rubles/foreign currency, opened with other lending institutions, as well as other documents prescribed by bank account agreements to allow the Financial Agent debiting monetary funds under this clause. The Customer expresses its consent to debiting of monetary funds from the Customer’s accounts opened both with the Financial Agent and with other lending institutions through signing this Agreement.

5.2.6         If the Debtor fails to make payment in consideration for assigned Monetary Claims which were not funded within 180 (one hundred eighty) calendar days from the date of assignment, the Financial Agent is entitled, without the Customer’s preliminary consent, to make reassignment of the respective Monetary Claims to the Customer. In this case the Financial Agent sends a unilateral certificate of reassignment to the Customer. Reassignment is deemed to be made as of the date of execution of such unilateral certificate. Monetary Claims are transferred to the Customer as of the date of signing by the Financial Agent of the certificate of reassignment.

6. RIGHTS AND OBLIGATIONS OF THE CUSTOMER

6.1. The Customer is obliged:

6.1.1. to pay debts for the Debtor in the amount in which the Customer was funded by the Financial Agent on assigned Monetary Claims on certain Debtor, through transfer of money to the Financial Agent at least on the business day following the end date of the Waiting Period on respective Debtor.

6.1.2. to indicate the Financial Agent’s payment details in all original invoices and consignment notes (certificates of work performed, certificates of services rendered) on assigned Monetary Claims.

6.1.3. to preliminary (before the date of singing) agree on Forms of all Contracts with the Debtor, additions and amendments thereto, as well as of other documents, specified in this Agreement, with the Financial Agent. The Customer shall submit signed Contracts as well as amendments and addition thereto to the Financial Agent within five business days from the date of their signing.

6.1.4. the next day after signing of the Agreement and in future the next day after making amendments, to provide the Financial Agent with information on the full names, email addresses, telephone/fax numbers of employees who are responsible for cooperation with the Financial Agent under this Agreement.

6.1.5. The Customer shall notify the Financial Agent, through sending a written notice at least the next business day after the date when the Customer becomes aware or should have become aware of the following information:

- on cases when the Debtor for any reason challenges its payment obligations on the assigned Monetary Claim, partially or in full;

- on circumstances due to which the Debtor is entitled fully or partially not to perform its obligations on the assigned Monetary Claim;

- on cases when a third party right may be exercised on the assigned Monetary Claim or its security;

- on all legal and/or economic changes for itself and for the Debtors which affect the ability to perform obligations hereunder, even in those cases when such changes affect certain obligations or certain relations with some Debtors only;

- on change in the amount of the Monetary Claim assigned by the Customer to the Financial Agent or on the Debtor’s intention to reduce its obligations by an amount of penalties imposed due to non-performance by the Customer of the Contract, as well as in the event of refusal by the Debtor of work performed, services rendered, return of supplied goods to the Customer;

- on change in the Debtor’s location address at its place of registration and/or its actual address;

- on change in the amount of the Monetary Claim assigned by the Customer to the Financial Agent or on the Debtor’s intention to reduce its obligations by an amount of penalties imposed due to non-performance by the Customer of the Contract, as well as in the event of refusal by the Debtor of work performed, services rendered, return of supplied goods to the Customer.

6.1.6. The Customer shall notify the Financial Agent on the change in the Monetary Claim amount through sending a written notice at least the next business day following the date on which the Customer becomes aware thereof. Simultaneously with such notice the Customer provides the Financial Agent with documents confirming the fact of change in the amount of the assigned Monetary Claim.

6.1.7. within five business days from the dare of return of goods (refusal of acceptance of the work results), to provide the Financial Agent with consignment note on return or with another written document (notice) confirming the fact of return of goods (refusal of acceptance of the work results).

6.1.8. in case of a dispute between the Financial Agent and Debtor on issues related to exercitation by the Financial Agent of its rights on assigned Monetary Claims, within three business days from the date of receipt by the Customer of the respective request, to provide the Financial Agent with all documents and with all information which can be useful for resolution of such dispute.

6.1.9. within five business days from the date of occurrence of the respective event, to inform the Financial Agent in writing on amendments and, by the Financial Agent’s request, to submit documents confirming the respective amendments made to:

Financial Agent	Customer

- its foundation documents;

- its sole executive body (company’s director) and its powers to conclude transactions;

- the Customer’s location address at its place of registration and/or its actual address and/or mailing address (including e-mail, fax);

- its bank details;

- its legal status;

- its seal;

- persons who have the right of first and second signatory.

6.1.10. prior to fifth business day of the month following the month of reports delivery to the tax authority, if the Customer is a legal entity applying the general taxation system, to provide the Financial Agent with copies of accounting statements executed by form No. 1 and No. 2 for each previous reporting quarter, containing a mark of the tax authority and certified by the Customer, or accompanied by electronic confirmation of acceptance of accounting statements by the tax authority, as well as with trial balance sheets by accounts: 51, 60, 62, 66, 76, certified by the Customer.

6.1.11. prior to fifth business day of the month following the month of reports delivery to the tax authority, if the Customer is a legal entity applying the simplified taxation system/taxation system in the form of unified tax on imputed income or is an individual entrepreneur, to provide the Financial Agent with copies of tax returns for each previous reporting quarter, containing a mark of the tax authority and certified by the Customer, or accompanied by electronic confirmation of acceptance of accounting statements by the tax authority, as well as with certificates on turnovers on all buyers broken down by each buyer, on all suppliers broken down by each supplier, on existing loans and credits broken down by each debt, indicating the lender, debt amount as of the reporting date, availability of overdue debts, certified by the Customer.

6.1.12. At the Financial Agent’s request, to provide it with other documents on financial and economic activities which allow making a reasoned opinion on the Customer’s current financial position, including statement on cash flow on all existing settlement accounts in rubles/foreign currency with a mark of the designated bank on the availability/absence of unperformed claims of third parties (files) to the Customer’s accounts opened with other designated banks.

6.1.13. If the Financial Agent makes claims in accordance with cl.5.2.3. and cl.5.2.4. hereof, within three business days from the date of sending notice by the Financial Agent, the Customer shall transfer amounts indicated in such notice to the Financial Agent.

6.1.14. to pay the Commission Fee under Article 4 of the Agreement and Additional Agreements thereto, as well as penalties and fines under non-performance of its obligations under the Agreement.

6.1.15. not to provide Contracts, which contain provisions for payment of goods (work, services) by the Debtor in cash or by non-monetary funds, or contracts concluded by the commission agent on the Principal’s instruction, for factoring services.

6.1.16. to provide the Financial Agent with its sealed copies of all documents related to the assigned Monetary Claim and/or concluded Contract, within three business days from the date of sending or receipt of such documents from the Debtor.

6.1.17. If there is an approved procedure for document management between the Customer and Debtor, according to which the Debtor’s debts are paid against documents that are different from invoices (bills, certificates and other documents), the Customer shall provide the Bank with information on the correspondence of numbers of invoices to numbers of documents indicated in the payment reasoning:

- if numbers of documents, on which assigned Monetary Claims are paid, are the same as numbers of invoices, the Customer provides the Bank with official letter confirming that;

- if numbers of documents, on which assigned Monetary Claims are paid, are different from numbers of invoices, the Customer indicates the respective payment reasoning (document) (bills, certificates, etc.) in the Register or in informational letter.

6.1.18. The Customer shall submit a signed counterpart of the Reconciliation Report, specified in cl. 5.1.3. of the Agreement, to the Financial Agent, prior to 15 (fifteenth) day of the next month, for which the Financial Agent submitted the Reconciliation Report to the Customer.

6.1.19. Prior to the payment date under the Contract the Customer shall eliminate violations on all Monetary Claims, indicated in the Register, on which the Customer failed to submit all Primary Documents or submitted improperly executed Primary Documents.

6.2. The Customer is entitled:

6.2.1. within the term hereof, to send inquires to the Financial Agent on the financial condition of its relations with Debtors and to request copies of documents, generated in the process of correspondence of the Financial Agent with Debtors, that contain information which directly or indirectly related to the performance of the Contract.

6.2.2. within the term hereof, to request the Financial Agent to increase the Customer’s Funding Limit or Debtor’s Funding Limit on any certain Debtor.

Financial Agent	Customer

7. LIABILITY OF THE PARTIES

7.1. The Customer is liable for validity of all assigned Monetary Claims, their transferability and clearance from objections against them. The Customer warrants that designated claims will not be changed or terminated by any method (except for their proper payment), particularly, due to a dispute or offset by the Debtor of its Monetary Claims based on its Contract with the Customer in the event that the Debtor had those claims as of the date when it received the Notice on assignment of the Monetary Claim to the Financial Agent and/or when goods, services or work supplied to the Debtor by the Customer appear to be incompliant with the Contract, and, as a result, the Debtor may request termination of the Contract with the Customer or reimbursement for losses due to non-performance of the Contract. In this case the Customer shall reimburse the Financial Agent for all losses incurred by the latter.

7.2. The Customer is liable for non-performance or improper performance by the Debtor of obligations on payment of the Monetary Claim to be assigned.

7.3. The Customer shall bear liability to the Financial Agent in the same scope as the Debtor, particularly, for reimbursement for losses and payment by the Debtor of all penalties prescribed by the Contract, Monetary Claims on which are assigned to the Financial Agent.

The Customer’s obligations are not limited, the Customer and Debtor bear joint and several liability to the Financial Agent.

The Customer is obliged to accept the lender’s rights on obligation arising out of the Contract in the scope in which it performed obligations for the Debtor, and to accept all documents, submitted by the Financial Agent, which confirm the Monetary Claim to the Debtor, within five business days from the date of performance of its obligations under this Clause; if the Customer fails to accept documents from the Financial Agent within the specified term, the Financial Agent provides the Customer with a unilateral certificate of reassignment as well as with Primary Documents; reassignment is deemed to be made as of the date of execution of such certificate.

7.4. If the Customer fails to timely submit reports to the Financial Agent in accordance with cl. 6.1.9., 6.1.10., 6.1.11. of the Agreement, the Customer shall pay a penalty in the amount of 15,000 (fifteen thousand) rubles for each violation of cl. 6.1.9.,6.1.10., 6.1.11. hereof.

7.5. In case of non-performance or improper (untimely/incomplete) performance by the Customer of its obligations on submission of information/notice/documents in accordance with cl. 6.1.6, 6.1.7. hereof, the Customer shall pay a penalty in the amount of 15,000 (fifteen thousand) rubles for each violation.

7.6. If the Debtor and/or third parties transfer monetary funds to the Customer’s settlement account on obligations the right of claim on which is held by the Financial Agent, the Customer shall notify the Financial Agent thereon through sending a notice, and the Customer shall transfer such monetary funds to the Financial Agent in the amount which was transferred by the Debtor and/or third parties to the Customer, within three business days from the date of receipt of monetary funds on the Customer’s settlement account. In case of non-performance or improper (untimely/incomplete) performance by the Customer of its obligations on payment of monetary funds in accordance with the procedure and in amounts prescribed by the Agreement, the Customer shall pay to the Financial Agent, at its request, a penalty in the amount of 0.3 (zero point three) percent of the amount, which was not timely paid, for each calendar day of the delay.

7.7. If the Customer fails to timely pay any amounts which are due to the Financial Agent hereunder, the Financial Agent is entitled to request payment of a penalty in the amount of 0.3 (zero point three) percent of the debt amount for each day of the delay.

7.8. If assignment of any Monetary Claim hereunder becomes invalid, it shall not affect the validity of the Agreement and assignment of other Monetary Claims.

7.9. If the Customer fails to timely perform its obligations indicated in cl. 6.1.1. hereof, the Customer shall pay a penalty to the Financial Agent in the amount of 0.3 (zero point three) percent of the amount, which was not timely paid, for each day of the delay.

8. FORCE-MAJEURE CIRCUMSTANCES

8.1. The Parties shall be released from liability for partial or full non-performance of their obligations under the Agreement, if such non-performance is caused by emergency and unavoidable circumstances (force-majeure circumstances). Particularly, such circumstances include: floods, fires, earthquakes, military actions, adoption of laws and regulations, regulations of the Bank of Russia, which affect the performance by the Parties of their obligations hereunder, as well as deferrals in performance of obligations (moratorium) prescribed by the applicable laws of the Russian Federation.

8.2. Upon occurrence of circumstances specified in cl. 8.1 hereof, the affected Party shall within three business days notify the other Party thereon in writing. Notice shall describe the type of circumstances, estimation of their influence on the performance of obligations hereunder; notice shall be confirmed by the competent authorities.

8.3. If circumstances specified in cl. 8.1 hereof continue to have effect for over two weeks, either Party is entitled to unilaterally terminate this Agreement, having sent the respective notice to the other Party at least five calendar days before the assumed date of termination. At that the Agreement is deemed to be terminated after the Parties make all mutual settlements.

9. TERM, AMENDMENTS AND TERMINATION OF THE AGREEMENT

9.1. The Agreement becomes effective as of the date of its signing by the Parties and remains in full force and effect within three years. Expiration of the Agreement shall not release the Parties from proper performance of their obligations on completion of all settlements.

Financial Agent	Customer

9.2. The Agreement may be terminated by consent of the Parties, or the Agreement may be unilaterally terminated in the events prescribed by this Agreement or applicable laws of the Russian Federation.

9.3. If Monetary Claims are not assigned within one year, the Financial Agent may unilaterally terminate the Agreement in extrajudicial procedure, having sent a written notice to the Customer. At that the Agreement is deemed to be terminated in 30 days after the date of sending of such notice.

9.4. All additions and amendments hereto are valid if they are made in writing and signed by both Parties. At that signatures of authorized persons shall be accompanied with seals.

10. MISCELLANEOUS

10.1. The provisions of this Agreement shall be valid within the whole term of the Agreement and in the events when after its conclusion the laws of the Russian Federation prescribe the rules deteriorating the positions of the Parties.

10.2. The Customer hereby states that as of the date of signing of this Agreement and within the whole its term there are no and will be no circumstances preventing the conclusion and performance of the Agreement.

10.3. Notices and documents, to be submitted by either Party to the other Party hereunder, shall be sent in accordance with the procedure prescribed by the Agreement.

Notices the procedure for submission of which is not prescribed herein, as well as other documents, which shall be submitted by either Party to the other Party, shall be executed in writing and signed by the authorized person who sends such notice, particularly:

- delivered to the Customer’s authorized person against signed receipt;

- sent by post with the sender’s notification on delivery of notice to the recipient;

- submitted to the Customer through document exchange via email or fax.

10.4. If any provision of this Agreement becomes invalid, it shall not affect the validity of other provisions. In such case the Parties, if legally acceptable, shall quickly substitute an invalid provision by a provision which keeps the legal rights and interests of the Parties.

10.5. All other issues, which are not specified herein, shall be governed by the applicable laws of the Russian Federation.

10.6. All appendices and additional agreements hereto form an integral part of this Agreement.

10.7. All disputes related to the conclusion, amendment, performance, violation, termination or validity of this Agreement shall be resolved through negotiations between the Parties; if a dispute cannot be resolved through negotiations, such dispute shall be resolved by the Arbitration Court of Moscow.

10.8. The Agreement is signed in three counterparts: one — for the Customer and two — for the Financial Agent.

11. ADDRESSES AND BANK DETAILS OF THE PARTIES

Financial Agent:	Customer:
Open Joint-Stock Company “Bank Otkritie	TOT MONEY Limited Liability Company
Financial Corporation”	TOT MONEY LLC
OJSC “Bank Otkritie Financial Corporation”	17 B Butlerova Str., premises XI, room 58,
Address: 2 Letnikovskaya Str., bldg. 4, Moscow,	Moscow, 117342.
115114.	Settlement account
Correspondent account	40702810400000006693 with OJSC
30101810300000000985 with	“Bank Otkritie Financial Corporation”
Operational Department, Moscow	Correspondent account
BIC (Bank Identification Number)	30101810300000000985
044525985	BIC (Bank Identification Number) 044525985
INN (Taxpayer Identification Number)	INN (Taxpayer Identification Number) 7714868349
7706092528	OKPO (Russian Classifier of Enterprises and
KPP (Tax Registration Reason Code)	Organizations) 09177361
775001001	Fax: 89032981690
Tel.: (495) 725-3251	E-mail: nmaklashova@netelement.com
Fax: (495) 797-3250
www.otkritiefc.ru

Deputy Director of the Factoring
Transactions Department		General Director

/s/ Z.V. Smirnova	Z.V. Smirnova	/s/ E.I. Sbitneva	E.I. Sbitneva

L.S.		L.S.

Financial Agent	Customer

Appendix No. 1А to
General Agreement on General Conditions of Factoring Services under “Liquidity”
Program No. 09969-НР

as of November 5, 2014

NOTICE

Dear ________________________,

In connection with introduction of a new system of settlements for goods (work, services) in TOT MONEY Limited Liability Company we have decided to use services of Open Joint-Stock Company “Bank Otkritie Financial Corporation” (OJSC “Bank Otkritie Financial Corporation”), according to which we will be provided by OJSC “Bank Otkritie Financial Corporation” with funding of our supplies under assignment of Monetary Claims to our Debtors.

Such procedure of settlements is prescribed by article 43 of the Civil Code of the Russian Federation.

TOT MONEY LLC (hereinafter – the Customer) and OJSC “Bank Otkritie Financial Corporation” (hereinafter – the Financial Agent) have entered into General Agreement on General Conditions of Factoring Services under “Liquidity” Program No. 09969-НР as of October 13, 2014.

In performance of our agreement {name, number and date of the Contract} we hereby request you to make payments on all our supplies made from                                                 20___ by the following details:

Recipent: OJSC “Bank Otkritie Financial
Corporation”

Account No.: 61212810100001000946

Correspondent account 30101810300000000985 with
Operational Department, Moscow

BIC (Bank Identification Number) 044525985

INN (Taxpayer Identification Number) 7706092528

KPP (Tax Registration Reason Code) 775001001

Payment order should indicate the following:

“In payment for goods {work, services} under the supply contract {contract on work performance, services rendering} with TOT MONEY LLC, invoice No. ______as of _______(date) (factoring services)”.

This allows you to fully perform your obligations on our supplies.

Any payments in cash and payments which are made to details, that are different from the abovementioned details, may be taken as non-performance of your obligations on payment for goods (work, services).

If you have any questions on this procedure for settlements, you can refer to the Factoring Transactions Department of OJSC “Bank Otkritie Financial Corporation” by phone: (495) 411-7045.

TOT MONEY LLC
{Title of the Customer’s authorized person}		(full name)
L.S.
OJSC “Bank Otkritie Financial Corporation”
{Title of the Bank’s authorized person}		(full name)
L.S.
I have read this Notice:
{Debtor’s name}
{Title of the Debtor’s authorized person}		(full name)
Date: ________ 20 __	L.S.

Financial Agent	Customer

Appendix No. 1Б to

General Agreement on General Conditions of Factoring Services under “Liquidity”
Program No. 09969-НР

as of November 5, 2014

NOTICE

We hereby notify you that TOT MONEY Limited Liability Company (hereinafter – the Supplier or Contractor) and Open Joint-Stock Company “Bank Otkritie Financial Corporation” (OJSC “Bank Otkritie Financial Corporation”) (hereinafter – the Financial Agent) have entered into General Agreement on General Conditions of Factoring Services under “Liquidity” Program No. 09969-НР as of October 13, 2014 (hereinafter – the Agreement).

Rights and obligations of the parties under this Agreement are governed by Article 43 of the Civil Code of the Russian Federation.

Under the Agreement, the Supplier assigns Monetary Claims to the Financial Agent, and the Financial Agent provides Funding of supplies (work performed/services rendered) under assignment of Monetary Claims arising out of Supply Contract No. _______ as of _________ , ______(hereinafter – the Contract), concluded by TOT MONEY Limited Liability Company and (Debtor’s name) with all additions and appendices.

In connection with Contract from_____________ 20 __ we hereby request you to make payments on the Contract to the account of OJSC “Bank Otkritie Financial Corporation” by the following details:

Recipient: OJSC “Bank Otkritie Financial Corporation”

Account No.: 61212810100001000946

Correspondent account 30101810300000000985 with Operational Department, Moscow

BIC (Bank Identification Number) 044525985

INN (Taxpayer Identification Number) 7706092528

KPP (Tax Registration Reason Code) 775001001

Payment order should indicate the following:

“In payment for goods {work, services} under the supply contract {contract on work performance, services rendering}

with TOT MONEY Limited Liability Company, invoice No. ______as of _______(date) (factoring services)”.

In pursuance of art. 830 of the Civil Code of the Russian Federation the performance of a monetary claim to the Financial Agent under this notice shall release (Debtor’s name) from the respective obligation to TOT MONEY Limited Liability Company.

Any payments in cash and payments which are made to details, that are different from the abovementioned details, may be taken as non-performance of your obligations on payment for goods (work, services).

If you have any questions on this procedure for settlements, you can refer to the Factoring Transactions Department of OJSC “Bank Otkritie Financial Corporation” by phone: (495) 411-7045.

TOT MONEY LLC
{Title of the Customer’s authorized person}		(full name)
L.S.

OJSC “Bank Otkritie Financial Corporation”:
{Title of the Bank’s authorized person}		(full name)
L.S.

Financial Agent	Customer

Appendix No. 2 to

General Agreement on General Conditions of Factoring Services under “Liquidity” Program No. 09969-НР

as of November 5, 2014

The Register of Monetary Claims assigned to the Financial Agent as of _________ 201_

No. _______

According to General Agreement on General Conditions of Factoring Services under “Liquidity” Program No. 09969-НР as of October 13, 2014.

The Customer has assigned the following Monetary Claims to the Financial Agent:

Customer’s name
No. of the General Agreement on General Conditions of Factoring Services with recourse
Date of the Agreement on Factoring Services
Code of the Agreement on Factoring Services

Debtor’s Name	Debtor’s Code	Contract No.	Contract Date	Contract Code	Contract Currency[1]

Ser. No.	Invoice No.	Invoice Date	Consignment Note (Certificate of Work Performed, Services Rendered) No.	Consignment Note (Certificate of Work Performed, Services Rendered) Date	Amount of the assigned Monetary Claim, rub.	Supply Amount in the Contract currency[1]	{Invoice} No. 2	{Account} Date 2

TOTAL by the Contract:

Debtor’s Name	Debtor’s Code	Contract No.	Contract Date	Contract Code	Contract Currency[1]

Ser. No.	Invoice No.	Invoice Date	Consignment Note (Certificate of Work Performed, Services Rendered) No.	Consignment Note (Certificate of Work Performed, Services Rendered) Date	Amount of the assigned Monetary Claim, rub.	Supply Amount in the Contract Currency[1]	{Invoice} No. 2	{Invoice} Date 2

TOTAL by the Contract:

TOTAL rub.:

Customer:

TOT MONEY LLC

Title	Signature	Full name

Financial Agent:

OJSC “Bank Otkritie Financial Corporation”:

Title	Signature	Full name

Date: _______________ 20__.

1	columns are added for currency Contracts
2	columns are added for Debtors specified in cl. 6.1.17.of the Agreement.

Financial Agent	Customer

Appendix No. 3 to

General Agreement on General Conditions of Factoring Services

under “Liquidity” Program No. 09969-НР

as of November 5, 2014

THE LIST OF PRIMARY DOCUMENTS TO BE SUBMITTED TO THE FINANCIAL AGENT

1. The Customer shall provide the Financial Agent with original Contract concluded with the respective Debtor as well as all appendices and additions thereto, or its certified copy.

2. If a Monetary Claim is assigned to the Financial Agent, the Customer shall submit the following documents:

2.1. Assignment of Monetary Claims for supplied goods:

-	Original consignment note for supplied goods with the Debtor’s mark on receipt of goods, executed in accordance with the laws of the Russian Federation and signed by authorized persons of the Customer and Debtor and sealed by the Customer and Debtor; such consignment note shall indicate a notice on assignment of the Monetary Claim to the Financial Agent as follows:

“The Monetary Claim on payment for goods is assigned by TOT MONEY Limited Liability Company to Open Joint-Stock Company “Bank Otkritie Financial Corporation” under General Agreement on General Conditions of Factoring Services under “Liquidity” Program No. 09969-НР as of October 13, 2014. The Payer is notified on assignment of claim and that goods shall be paid by the following details only: Recipient: OJSC “Bank Otkritie Financial Corporation”, Account 61212810100001000946, Correspondent account: 30101810300000000985 opened with Operational Department, Moscow, BIC (Bank Identification Number) 044525985, INN (Taxpayer Identification Number) 7706092528, KPP (Tax Registration Reason Code) 775001001.

-	Original acceptance certificate of the cargo carrier (receipt of the Ministry of Transportation, consignment note of transportation company, etc.) – upon shipment of goods through third-party cargo carriers;
-	Other original documents accompanying unloading of goods;
-	Copy of the contract between the Debtor and Cargo Carrier, signed by the Customer’s authorized person and sealed by the Customer (or other documents confirming the Debtor’s consent to shipment of goods by third-party cargo carriers).

2.2. Assignment of Monetary Claims for performed work, rendered services:

-	Original certificate of work performed (services rendered) with the Debtor’s note on acceptance of work (services), executed in accordance with the laws of the Russian Federation and signed by authorized persons of the Customer and Debtor and sealed by the Customer and Debtor; such certificate shall indicate a notice on assignment of the Monetary Claim to the Financial Agent as follows:

“The Monetary Claim on payment for work (services) is assigned by TOT MONEY Limited Liability Company to Open Joint-Stock Company “Bank Otkritie Financial Corporation” under General Agreement on General Conditions of Factoring Services under “Liquidity” Program No. 09969-НР as of October 13, 2014. The Payer is notified on assignment of claim and that work and services shall be paid by the following details only: Recipient: OJSC “Bank Otkritie Financial Corporation”, Account 61212810100001000946, Correspondent account: 30101810300000000985 opened with Operational Department, Moscow, BIC (Bank Identification Number) 044525985, INN (Taxpayer Identification Number) 7706092528, KPP (Tax Registration Reason Code) 775001001.

-	Other original documents accompanying performance of work, rendering services.

2.3. Original invoices shall be executed in accordance with the laws of the Russian Federation.

2.4. Power of attorney issued by the Customer (original or certified copy) (in the event that the Customer’s representative supplies goods, delivers performed work and rendered services under power of attorney). Power of attorney shall contain a specimen signature of the authorized attorney.

2.5. Insurance documents, if insurance is prescribed by the Contract between the Customer and Debtor.

2.6. Power of attorney issued by the Debtor (original or certified copy) (in the event that the Debtor’s representative receives goods, accepts performed work and rendered services under power of attorney). Power of attorney shall contain a specimen signature of the authorized attorney.

Financial Agent	Customer

Appendix No. 4 to

General Agreement on General Conditions of Factoring Services

under “Liquidity” Program No. 09969-НР

as of November 5, 2014

TARIFF PLAN

“COMMISSION FEE”

1. The Commission Fee includes the following changes and fees:

Table No.1

No.	Tariff	Tariff Calculation
1	Fixed charge for documents processing	Fee paid to the Financial Agent for documents processing. Fixed charge is accrued at the tariff rate for each assigned Monetary Claim and accrued in a lump sum as of the date of assignment of the Monetary Claim by the Customer to the Financial Agent.

2	Funding fee	Fee paid to the Financial Agent for making First Payment under the Agreement. Fee is accrued for each assigned Monetary Claim, for each calendar day of the use of monetary funds within the period starting from the date of transfer of First Payment to the Customer to the date on which the Debtor/Customer/third party performs the Monetary Claim in the amount not less than First Payment amount (inclusively).

2. The Commission Fee is calculated by the Financial Agent at the following tariff rates:

Table No. 2

No.	Tariff	Tariff Rate

1	Fixed charge for documents processing	50 (fifty) rubles*

3. Funding fee is calculated by the Financial Agent at the following tariff rates:

Table No.3

Term of Use of Monetary Funds

Up to 90 days	from 91 to 120 days	from 120 days
14.25 % p.a.	15.25 % p.a.	15.65 % p.a.

* All tariffs are indicated exclusive of VAT.

**In order to calculate interest rate per day, the number of days in year is accepted as 365 days. Under calculation of the fee rate per day, the value is rounded up to 5 characters after comma. Fee is indicated exclusive of VAT.

Financial Agent:
OJSC “Bank Otkritie Financial Corporation”
Deputy Director of the Factoring
Transactions Department	/s/ Z.V. Smirnova	Z.V. Smirnova
Title
Full name
L.S.

Customer:
TOT MONEY LLC
General Director		E.I. Sbitneva
Title	/s/ E.I. Sbitneva	Full name

L.S.

Financial Agent	Customer

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